UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2016

AMERICAN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2103 CityWest Blvd., Bldg. 4, Suite 800 Houston, TX		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 815-3900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 30, 2016, American Midstream Midla Financing, LLC, a Delaware limited liability company (“Midla Financing”), American Midstream (Midla), LLC, a Delaware limited liability company (“Midla”), and Mid Louisiana Gas Transmission LLC, a Delaware limited liability company (“MLGT” and, together with Midla, the “Note Guarantors”), each an indirect subsidiary of American Midstream Partners, LP (the “Partnership”), entered into a Note Purchase and Guaranty Agreement (the “Note Purchase Agreement”) with the institutional investors named on the signature pages thereto (the “Purchasers”). Pursuant to the Note Purchase Agreement, Midla Financing sold $60 million of its 3.77% Senior Secured Notes (the “Notes”) to the Purchasers. The Notes bear interest at a rate of 3.77% per annum, payable quarterly. Principal on the Notes is scheduled to be paid on the last business day of each March, June, September and December occurring on and after June 30, 2017. The Notes are payable in full on June 30, 2031.
The Note Purchase Agreement contains representations and warranties, affirmative and negative covenants (including financial covenants), and events of default that are customary for a transaction of this type. Many of these provisions apply not only to Midla Financing and the Note Guarantors, but also to American Midstream Midla Financing Holdings, LLC, a wholly owned subsidiary of American Midstream, LLC and the sole member of Midla Financing (“Midla Holdings”). Among other things, Midla Financing must maintain a debt service reserve account containing six months of principal and interest payments, and Midla Financing and the Note Guarantors (including any entities that become guarantors under the terms of the Note Purchase Agreement) are restricted from making distributions (a) until June 30, 2017, (b) unless the debt service coverage ratio is not less than, and is not projected to be for the following 12 calendar months less than, 1.20:1.00, and (c) unless certain other requirements are met.
In connection with the transactions contemplated by the Note Purchase Agreement, the Note Guarantors guaranteed the payment in full of all of the obligations of Midla Financing under the Note Purchase Agreement. As security for the obligations set forth in the Notes, the Note Purchase Agreement and the security documents executed in connection with the Note Purchase Agreement, Midla Financing and the Note Guarantors granted certain security interests to Wells Fargo Bank, National Association, in its capacity as collateral agent (“Collateral Agent”) for the benefit of the secured parties, which includes the holders of the Notes, the Collateral Agent, and Wells Fargo Bank, National Association, as the depositary agent. Specifically, Midla Financing and the Note Guarantors granted a security interest in substantially all of their tangible and intangible personal property, including the membership interests in each Note Guarantor held by Midla Financing, and Financing Holdings pledged the membership interests in Midla Financing to the Collateral Agent.
Midla Financing will use the proceeds (1) to fund project costs incurred in connection with (a) the construction of a new 52-mile pipeline from Winnsboro, LA to Natchez, MS, (b) the abandonment of approximately 350 miles of pipeline and provision of alternative services (the “Legacy System”) and associated requirements as set forth in the order issued by FERC on April 16, 2015 in Docket No. RP14-638-000 approving the Stipulation and Agreement between Midla and Atmos Energy Corporation and authorizing the abandonment of the Legacy System, (c) the move of Baton Rouge operations to the MLGT system, which is a high-pressure intrastate supply header for industrial end users in Baton Rouge, (d) the reconfiguration of the DeSiard compression system, and (e) all ancillary facilities related to any of the foregoing and all rights and property associated therewith, (2) to pay transaction fees and expenses in connection with the issuance of the Notes and (3) for other general corporate purposes of Midla Financing.
In connection with the transactions contemplated by the Note Purchase Agreement and other matters, on September 30, 2016, the Partnership, American Midstream, LLC, as borrower, Blackwater Investments, Inc., as borrower, the Guarantors (as defined in the Amended Credit Agreement), Bank of America, N.A., as administrative agent, and the lenders party thereto entered into the Limited Waiver and Third Amendment to Amended and Restated Credit Agreement (the “Third Amendment”) to the Amended and Restated Credit Agreement dated as of September 5, 2014 (the “Original Credit Agreement” and, as amended by the Third Amendment, the “Amended Credit Agreement”).
The Third Amendment amends the Original Credit Agreement to, among other things, (1) allow Midla Holdings, for so long as the Notes are outstanding, to be excluded from guaranteeing the obligations under the Amended Credit Agreement and being subject to certain convents thereunder; (2) release the lien granted under the Original Credit Agreement on D-Day Offshore Holdings, LLC’s equity interests in Delta House FPS LLC (“FPS Equity”); and (3) deem the FPS Equity excluded property under the Amendment Credit Agreement.
The foregoing descriptions of the Note Purchase Agreement and the Third Amendment in this Item are not complete and are qualified in their entirety by reference to the full texts of the Note Purchase Agreement and the Third Amendment that are attached hereto as Exhibits 10.1 and 10.2 and are incorporated by reference into this Item 1.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. Exhibit Number	Description

10.1
Note Purchase and Guaranty Agreement among American Midstream Midla Financing, LLC, American Midstream (Midla), LLC, Mid Louisiana Gas Transmission, LLC and the purchasers party thereto dated September 30, 2016

10.2
Limited Waiver and Third Amendment to Amended and Restated Credit Agreement among American Midstream, LLC, Blackwater Investments, Inc., American Midstream Partners, LP, Bank of America, N.A., the guarantors party thereto and the lenders party thereto dated September 30, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MIDSTREAM PARTNERS, LP

By:	AMERICAN MIDSTREAM GP, LLC its General Partner

By:	/s/ Eric T. Kalamaras
Name:	Eric T. Kalamaras
Title:	Senior Vice President and Chief Financial Officer

Date: October 6, 2016

EXHIBITS INDEX

Exhibit Number	Description
10.1
Note Purchase and Guaranty Agreement among American Midstream Midla Financing, LLC, American Midstream (Midla), LLC, Mid Louisiana Gas Transmission, LLC and the purchasers party thereto dated September 30, 2016

10.2
Limited Waiver and Third Amendment to Amended and Restated Credit Agreement among American Midstream, LLC, Blackwater Investments, Inc., American Midstream Partners, LP, Bank of America, N.A., the guarantors party thereto and the lenders party thereto dated September 30, 2016